AMENDMENT AND RESTATEMENT

The Amended and Restated Bylaws set forth below are an amendment and complete restatement of the Bylaws of Royal Bancshares, Inc. They supersede and replace all prior Bylaws, effective as of the date of their adoption.

All references herein to the “Articles of Incorporation” shall be deemed to include these Amended and Restated Articles of Incorporation, as they may be further amended from time to time.

ARTICLE I

Offices and Records

Section 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Missouri shall be determined from time to time by the Board of Directors and shall be on file in the appropriate office of the State of Missouri pursuant to applicable provisions of law.

Section 2. Corporate Offices. The Corporation may have such corporate offices, anywhere within and without the State of Missouri as the Board of Directors from time to time may designate or the business of the Corporation may require. The “principal place of business” or “principal business” or “executive office or offices” of the Corporation may also be designated from time to time by the Board of Directors.

Section 3. Records. The Corporation shall keep at its registered office in Missouri, at its principal place of business, or at the office of its transfer agent in Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, the amount of its assets and liabilities, and the names and places of residence of its officers, and from time to time such other or additional records, statements, lists, and information as may be required by law.

Section 4. Inspection of Records. A shareholder of the Corporation who is entitled to and demands to inspect the books and records of the Corporation or any direct or indirect subsidiary of the Corporation (collectively, the “Affiliated Corporations” and each an “Affiliated Corporation”) pursuant to any statutory or other legal right may inspect such books and records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of any Affiliated Corporation. In order to exercise this right of examination, a shareholder

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must comply with all requirements pertinent to any statutory and other legal right to inspect the Corporation’s books and records and make written demand upon the Corporation, stating with particularity the books and records sought to be examined and a proper purpose therefor. A shareholder may delegate this right of inspection to such shareholder’s representative on the condition that, if the representative is not a licensed attorney, the shareholder and the representative agree in writing to furnish promptly to the Corporation a true and correct copy of each report with respect to such inspection made by such representative. No shareholder shall use, permit to be used, or acquiesce in the use by others of any information so obtained, to the detriment or competitive position of any Affiliated Corporation, nor shall any shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of any Affiliated Corporation.

The Corporation may, as a condition precedent to any shareholder’s inspection of the books and records of any Affiliated Corporation, require the shareholder to indemnify the Affiliated Corporations against any loss or damage which may be suffered by any of them arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder or any representative of the shareholder of information obtained in the course of such inspection. The Corporation may, as a further condition precedent to any shareholder inspection of the books and records of any Affiliated Corporation, also require the shareholder to execute and deliver to the Corporation a confidentiality agreement (in form satisfactory to the Corporation) for the benefit of each Affiliated Corporation in which the shareholder: (i) acknowledges that one or more of the Affiliated Corporations are engaged in a highly competitive economic environment, that the nonpublic books and records of the Affiliated Corporations are secret and confidential, and that the Affiliated Corporations would suffer material adverse financial consequences if competitors or other entities with which the Affiliated Corporations do business should gain access to nonpublic information contained in the books and records; (ii) agrees that the shareholder and the shareholder’s representative will not, directly or indirectly, without the Corporation’s prior written consent, disclose any nonpublic information obtained from the books and records of any Affiliated Corporation to any party other than the shareholder’s representative; and (iii) agrees to instruct any such representative not to disclose, directly or indirectly, without the Corporation’s prior written consent, any such nonpublic information received and that no applicable professional-client privileges shall be waived. The Corporation may also require any representative of a shareholder to sign a confidentiality agreement for the benefit of each Affiliated Corporation containing substantially the provisions described above as a condition precedent to inspection of the books and records of any Affiliated Corporation. As used herein, “nonpublic” information is all information other than: (i) what the Affiliated Corporation has filed with a governmental agency and which (a) was not designated as confidential, secret, proprietary, or the like and (b) is generally open to public inspection in accordance with applicable laws, rules, and regulations; and (ii) what any Affiliated Corporation has released to the press or other media for general publication.

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ARTICLE II

Corporate Seal

Section 1. Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the words: Corporate Seal—Missouri. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE III

Shareholders

Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the Corporation, except such meetings as the Board of Directors to the extent permissible by law expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as herein provided, at such other place or places, within or without the State of Missouri, as said Board of Directors shall determine and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose if consented to in writing by all of the shareholders entitled to vote thereat.

Section 2. Annual Meeting. An annual meeting of the shareholders shall be held on such day in the months of January, February, March, or April each year, and at such time on that day, as shall be determined by the Board of Directors, at which time the shareholders shall elect directors to succeed those whose terms expire and transact such other business as may properly come before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board (if any), the President, the Board of Directors, or the holders of a majority of the outstanding shares of all classes entitled to vote at such meeting on the basis of its subject matter, and shall be held on such date and at such time as the Chairman of the Board, the President, or the Board of Directors shall fix.

Section 4. Action in Lieu of Meeting. Unless otherwise restricted by the Articles of Incorporation, these Bylaws, or applicable law, any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent, transmitted in the same manner as notices are provided for herein and setting forth the action to be taken, is given by all of the shareholders. Any such consent by all the shareholders shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the shareholders. The Secretary shall file evidence of the consent with the

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minutes of meetings of the shareholders. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 5. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting. The notice shall be delivered in the manner that notices are provided for herein by or at the direction of the Board of Directors, the Chairman of the Board, the President, or the Secretary to each shareholder of record entitled to vote at such meeting.

Section 6. Presiding Officials. Unless otherwise determined by resolution of the Board of Directors, every meeting of the shareholders for whatever object shall be convened by and presided over by the officers specified elsewhere in these Bylaws.

Section 7. Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation of the Corporation, or any law, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, at, or after the time stated therein, shall be deemed the equivalent of the giving of such notice. To the extent provided by law, attendance at any meeting shall constitute a waiver of notice of such meeting.

Section 8. Business Transacted at Annual Meetings. At their annual meeting, the shareholders shall elect directors and may also transact such other business as may be desired, whether or not the same was specified in the notice of the annual meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law or these Bylaws. Failure to hold the annual meeting of the shareholders at the designated time will not work a forfeiture or dissolution of the Corporation nor will it impair the ability of the directors and officers of the Corporation to continue to conduct the business of the Corporation.

Section 9. Business Transacted at Special Meetings. Business transacted at any special meeting of the shareholders shall be confined to the purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all the outstanding shares of the Corporation entitled to vote at such meeting.

Section 10. Quorum. Except as may be otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote for the election of directors, whether present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders; provided, where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of each class or classes, present in person or by

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proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. If, however, a quorum is not present at any meeting, the shareholders present and entitled to vote shall have the power successively to adjourn the meeting, without notice other than announcement at the meeting, to a specified date not longer than ninety days after such adjournment. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting of which the shareholders were originally notified. However, if the adjournment is for more than thirty days, or, if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner otherwise provided herein to each shareholder of record entitled to vote at such adjourned meeting. Withdrawal of shareholders from any meeting shall not cause the failure of a duly constituted quorum at such meeting.

Section 11. Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by vesting another person with authority to exercise the voting power of any or all of such shareholder’s shares by executing in writing any voting trust agreement, proxy, or any other type of appointment form or agreement, except as may be expressly limited by law or by the Articles of Incorporation. Any copy, facsimile telecommunication, or other reliable reproduction of any writing referred to in this Section (including Electronic Transmission) may be used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile telecommunication, or other reproduction (including Electronic Transmission) shall be a complete reproduction of the entire original writing. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 12. Voting.

Each shareholder shall have one vote (or such other number of votes as may be specifically provided) for each share entitled to vote under the provisions of the Articles of Incorporation and registered in such shareholder’s name on the books of the Corporation, but in the election of directors, cumulative voting shall apply; that is to say, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by such shareholder, multiplied by the number of directors to be elected at such election, and such shareholder may cast the whole number of such votes for any one or more candidates. All other matters, except as required by law or the Articles of Incorporation, shall be determined by a majority of the votes cast; provided, where a separate vote by a class or classes of shareholders is required, the affirmative vote of the holders of a majority of shares of such class or classes who are present in person or by proxy at the meeting will be the act of such class.

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Notwithstanding the foregoing, during such time as the Amended and Restated Articles of Incorporation provide for the election of Class A Directors and Class AA Directors, reference shall be made to the Articles of Incorporation regarding specific voting rights and requirements respecting voting by shareholders.

For any action that requires the approval of the holders of a majority or a greater percentage of the votes cast at the meeting, any shareholder who is in attendance at the meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall be deemed present for purposes of determining a quorum but shall not be deemed present or represented at such meeting for purposes of determining whether the holders of a majority or a greater percentage of the votes cast approved the specific action on which the shareholder abstained. For any action that requires the approval of a majority or a greater percentage of the issued and outstanding shares entitled to vote on the action, any shareholder who is in attendance at a meeting of the shareholders either in person or by proxy, but who abstains from voting on any matter, shall be deemed present for purposes of determining a quorum and for any other purpose including whether the action was approved by the holders of the requisite number of shares.

The rights and powers of the holders of any class or series of preferred shares with respect to the election of directors shall be only as may be duly designated with respect to such class or series and as is consistent with the provisions of the Articles of Incorporation.

No person shall be permitted to vote any treasury or other shares belonging to the Corporation.

Shares of the Corporation standing in the name of another corporation, partnership, limited liability company, joint venture, trust, or other entity, whether domestic or foreign, may be voted by such officer (or a comparable position if another form of entity), agent, or proxy as the bylaws or other governance document of such entity may prescribe, or, in the absence of such provision, as the Board of Directors or other governing body or person(s) of such entity may determine.

Shares of the Corporation standing in the name of a deceased person may be voted by that person’s personal representative either in person or by proxy. Shares of the Corporation standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as such fiduciary to vote shares held by him, her, or it without transfer of such shares into his, her, or its name.

Shares of the Corporation standing in the name of a receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her, or its name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

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A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred.

Shares of the Corporation standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of a majority of the persons in whose names the shares are registered. If only one such person is present in person or by proxy, such person may vote all of the shares, and all of the shares standing in the names of such persons shall be deemed represented for purposes of determining a quorum. The foregoing provisions shall also apply to shares held by two or more personal representatives, trustees, or other fiduciaries unless the instrument or order appointing them otherwise directs.

Section 13. Registered Shareholders. The Corporation shall be entitled to treat the holder of any shares of the Corporation, as recorded on the stock record or transfer books of the Corporation, as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, corporation, partnership, limited liability company, joint venture, trust, or other entity, whether or not the Corporation has express or other notice thereof, except as is otherwise expressly required by law, and the term “shareholder” as used in these Bylaws means one who is a holder of record of shares of the Corporation.

Section 14. Shareholder Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten days prior to the meeting, be kept on file in the registered office of the Corporation in Missouri, and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are shareholders entitled to examine such list, ledger, or transfer book or to vote at any meeting of shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

Section 15. Removal of Directors. Except as otherwise provided in the Articles of Incorporation or by law, the shareholders shall have the power, by an affirmative vote of a majority of the outstanding shares then entitled to vote for the election of directors at

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any regular meeting or special meeting expressly called for that purpose, to remove any director from office with or without cause. Such meeting shall be held at any place prescribed by law or at any other place which may, under law, permissibly be, and which is, designated in the notice of the special meeting. If cumulative voting applies to the election of directors and if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then voted cumulatively at an election of the entire Board of Directors. However, if the holders of any class of shares, to the exclusion of the holders of any other class of shares, are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this Section will apply, with respect of the removal of a director or directors so elected by that class of shareholders, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Section 16. Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of the shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of shareholders by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by delivering timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at the principal office of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting of the shareholders; provided that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s annual meeting, a proposal must be received within such time before the annual meeting as shall be established by the Board of Directors. To be valid, such shareholder’s notice to the Secretary must set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address, and residence address of the person; (b) the principal occupation or employment of the person; (c) the number of shares of the Corporation that are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (whether or not the provisions of such Regulation are then applicable to the Corporation); provided, however, that nothing in this Section is intended to create or imply any obligation on the part of the Corporation to include within the Corporation’s proxy solicitation materials, if any, any materials or information regarding persons nominated for election to the Board of Directors by shareholders of the Corporation; and (ii) as to the shareholder giving notice, (a) the name and record address of the shareholder and (b) the number of shares of the Corporation that are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the

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Board of Directors to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person will be eligible for election as a director of the Corporation at a meeting of the shareholders unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedure, in which case the defective nomination shall be disregarded.

Section 17. Proposals for Annual Meeting. Shareholder proposals intended for presentation at the annual meeting of shareholders must comply with respect to time of submission, contents, and otherwise with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended from time to time (whether or not the provisions of Rule 14a-8 are then applicable to the Corporation). Any shareholder proposal that is advisory or precatory in nature and which requests the Board of Directors to take any action shall require the affirmative vote of a majority of the shares entitled to vote for the election of directors in order for any resolution, shareholder referendum, or the like embodying such proposal to be adopted.

ARTICLE IV

Directors

Section 1. Qualifications and Number. Each director shall be a natural person who is at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Missouri unless required by law or the Articles of Incorporation.

Unless and until changed, the number of directors to constitute the full Board of Directors shall be the same number as is provided for the Board of Directors in the Articles of Incorporation. The Board of Directors shall have the power to change the number of directors by adoption of an appropriate resolution, in which case any notice required by law of any such change shall be duly given.

Those provisions of this Article which pertain to the different rights and privileges of Class A Directors and Class AA Directors (as provided for in the Amended and Restated Articles of Incorporation) shall expire and be of no further force and effect at the same time as the provisions of the Amended and Restated Articles of Incorporation relating to the election of Class A Directors and Class AA Directors expire (the “Expiration Date”). The Class A Directors, the Class AA Directors, and the directors serving after the Expiration Date are referred to generally in these Bylaws as “directors.”

Section 2. Powers of the Board of Directors. The property and business of the Corporation shall be managed by the directors, acting as a Board of Directors. The Board of Directors shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Articles of Incorporation, or these Bylaws, to do

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or cause to be done any and all lawful things for and on behalf of the Corporation (including, without limitation, the declaration of dividends on the outstanding shares of the Corporation and the payment thereof in cash, property or shares), and to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

Section 3. Annual Meeting of the Board, Notice. Any continuing members and the newly elected members of the Board of Directors shall meet: (i) as soon as reasonably practicable following the conclusion of the annual meeting of the shareholders for the purpose of appointing officers and for such other purposes as may come before the meeting, and the time and place of such meeting shall be announced at the annual meeting of the shareholders by the chairman of such meeting, and no other notice to any continuing or the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (ii) if no meeting immediately following the annual meeting of shareholders is announced, at such time and place, either within or without the State of Missouri, as may be suggested or provided for by resolution of the shareholders at their annual meeting and no other notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum of the directors shall be present; or (iii) if not so suggested or provided for by resolution of the shareholders or if a quorum of the directors is present, at such time and place as may be consented to in writing by a majority of any continuing directors and the newly elected directors, provided that written or printed notice of such meeting shall be given to each of any continuing directors and the newly elected directors in the same manner as provided in these Bylaws with respect to the notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice; or (iv) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the shareholders at the annual meeting, at such time and place as may be consented to in writing by all of any continuing directors and the newly elected directors. Each director, upon his or her election, shall qualify by accepting the office of director, and his or her attendance at, or his or her written approval of the minutes of, any meeting of the newly elected directors shall constitute his or her acceptance of such office; or he or she may execute such acceptance by a separate writing, which shall be placed in the minute book. Failure to hold the annual meeting of the Board of Directors at the designated time will not work a forfeiture or dissolution of the Corporation nor will it impair the ability of the directors or officers of the Corporation to continue to conduct the business of the Corporation.

Section 4. Regular Meetings, Notice. Regular meetings of the Board of Directors may be held at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by a majority of the full Board of Directors. No notice of any regular meeting need be given other than by announcement at the immediately preceding regular meeting, communicated in writing to

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all absent directors; provided, however, that written notice of any regular meeting of the Board of Directors stating the place, day, and hour of such meeting shall be given if required by resolution adopted by the Board of Directors. Any business may be transacted at a regular meeting. Neither the business to be transacted nor the purpose need be specified in any notice or waiver of notice of any regular meeting of the Board of Directors.

Section 5. Special Meetings, Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, or by one-third of the directors (rounded up to the nearest whole number). The place may be within or without the State of Missouri, as designated in the notice.

Written notice of each special meeting of the Board of Directors, stating the place, day, and hour of the meeting shall be given to each director at least two days before the date on which the meeting is to be held. The notice (i) shall be given in the manner provided for in these Bylaws or (ii) may be given telephonically, if confirmed promptly in writing, in which case the notice shall be deemed to have been given at the time of telephonic communication. The notice may be given by any officer directed to do so by any officer having authority to call the meeting or by the director(s) who have called the meeting.

Neither the business to be transacted nor the purpose need be specified in the notice or any waiver of notice of any special meeting of the Board of Directors.

Section 6. Action in Lieu of a Meeting. Unless otherwise restricted by the Articles of Incorporation, these Bylaws, or applicable law, any action required to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent, transmitted in the same manner as notices are provided for herein and setting forth the action to be taken, is given by all of the directors. Any such consent by all the directors shall have the same effect as a unanimous vote and may be stated as such in any document describing the action taken by the Board of Directors. The Secretary shall file evidence of the consent with the minutes of meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 7. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws or by law, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

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Section 8. Quorum; Voting Requirements. At all meetings of the Board of Directors, a majority of the full Board of Directors shall, unless a greater number as to any particular matter is required by the Articles of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Bylaws, shall be the act of the Board of Directors. A director who is in attendance at a meeting of the Board of Directors but who abstains from voting on a matter shall not be deemed present at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present at such meeting for all other purposes. Withdrawal by a director from any meeting at which a duly constituted quorum is present shall not cause the failure of the quorum.

Notwithstanding the foregoing, at all times prior to the Expiration Date, the act of two-thirds (2/3) of the directors present at any meeting at which there is a quorum, except as otherwise specifically provided by law, by the Articles of Incorporation, or these Bylaws, shall be the act of the Board of Directors.

Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

Section 9. Waiver of Notice; Attendance at Meeting. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, at, or after the time stated therein.

Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where the director attends for the express purpose, and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 10. Vacancies. If the office of any director is or becomes vacant by reason of the death or resignation of a director, or due to an increase in the number of directors, a majority of the survivors or remaining directors, though less than a quorum, may appoint a director to fill the vacancy until a successor is duly elected at an annual meeting of the shareholders. At all times prior to the Expiration Date: (i) any vacancy respecting a Class A Director shall be appointed by a majority vote of the remaining Class A Directors; and (ii) any vacancy respecting a Class AA Director shall be appointed by a majority vote of the remaining Class AA Directors. The term of office of any such newly appointed director will be until the annual meeting of shareholders in which the terms of directors are scheduled to expire.

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Section 11. Executive Committee. The Board of Directors may, by resolution passed by a majority (two-thirds prior to the Expiration Date) of the directors present at any meeting at which there is a quorum, designate an executive committee, such committee to consist of two or more directors of the Corporation. Such committee, except to the extent limited in said resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the Corporation. The members constituting the executive committee shall be determined from time to time by resolution adopted by a majority (two-thirds prior to the Expiration Date) of the full Board of Directors, and any director may vote for himself or herself as a member of the executive committee. In no event, however, shall the executive committee have any authority to amend the Articles of Incorporation, to adopt any plan of merger or consolidation with another entity or entities, to recommend to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the Corporation if not made in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, to amend, alter or repeal the Bylaws of the Corporation, to elect or remove officers of the Corporation or members of the executive committee, to fix the compensation of any member of the executive committee, to declare any dividend, or to amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

The executive committee shall keep regular minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as secretary for the executive committee if the executive committee so requests.

Section 12. Other Committees. The Board of Directors may, by resolution passed by a majority (two-thirds prior to the Expiration Date) of the directors present at any meeting at which there is a quorum, designate one or more standing or ad hoc committees, each committee to consist of one or more of the directors of the Corporation and such other person(s) as may be appointed as advisory members under authority provided in the resolution. Each such committee, to the extent provided in the resolution and permitted by law, shall have and may exercise the power of the Board of Directors. The members constituting each such committee shall be determined from time to time by resolution adopted by a majority (two-thirds prior to the Expiration Date) of the full Board of Directors, and any director may vote for himself or herself as a member of any such committee.

Each such committee shall, to the extent required by resolution of the Board of Directors (or, in the absence of any such resolution, to the extent a majority of its members determines is appropriate) keep minutes of its proceedings and the same shall be recorded in the minute book of the Corporation. The Secretary or Assistant Secretary of the Corporation may act as secretary for any such committee if the committee so requests.

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Section 13. Compensation of Directors and Committee Members. Directors and members of all committees shall receive such compensation for their services as may be determined from time to time by resolution adopted by the Board of Directors, as well as such expenses, if any, as may be allowed pursuant to resolution adopted from time to time by the Board of Directors. No such resolution shall be deemed voidable or invalid by reason of the personal or pecuniary interest of the directors or any director in adopting it. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14. Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committee of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 15. Advisory Directors. The Board of Directors of the Corporation may appoint one or more Advisory Directors from time to time, whose function shall be to provide advice and counsel to the members of the Corporation’s Board of Directors on matters brought to the attention of the Advisory Directors. No Advisory Director shall have any vote on any matter to be decided by the Board of Directors, and no Advisory Director shall have any responsibility to the Corporation or its shareholders to take or not to take any action on behalf of the Corporation. Notwithstanding the foregoing, each Advisory Director shall be entitled to the same indemnification against claims and losses as is provided for regular members of the Corporation’s Board of Directors pursuant to the Articles of Incorporation and the other provisions of the these Bylaws.

ARTICLE V

Officers

Section 1. Officers—Who Shall Constitute. The officers of the Corporation shall include a President and a Secretary and may also include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board of Directors shall elect a President and a Secretary at each annual meeting of the Board of Directors, which shall follow the annual meeting of the shareholders. The Board of Directors, from time

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to time, may also elect one or more of the other prescribed officers as it deems advisable, but need not elect any officers other than a President and a Secretary. The Board of Directors may, if it desires, further identify or describe any one or more of such officers and/or their order of seniority.

An officer need not be a shareholder unless required by law or the Articles of Incorporation. Any two or more of such offices may be held by the same person.

An officer shall be deemed qualified when he or she enters upon the duties of the office to which he or she has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board of Directors may also require such person to accept any such office and promise faithfully to discharge the duties of such office in writing. Each elected officer shall hold his or her position at the pleasure of the Board of Directors or for such term as the Board of Directors may specify.

Section 2. Term of Office. Each officer of the Corporation shall hold his or her office for the term for which he or she was elected, or until his or her successor is elected and qualified or he or she resigns or is removed by the Board of Directors, whichever first occurs.

Section 3. Appointment of Officers and Agents—Terms of Office. The Board of Directors from time to time may also appoint such other officers and agents for the Corporation as it deems necessary or advisable. Each appointed officer and agent shall hold his or her position at the pleasure of the Board of Directors or for such term as the Board of Directors may specify, and each shall exercise such powers and perform such duties as are determined from time to time by the Board of Directors or by an elected officer empowered by the Board of Directors to make such determination.

Section 4. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5. Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power may, unless prohibited by law, be delegated by the Board to the Chairman of the Board of Directors or to the President (except as to his or her own compensation), or to a committee. Salaries and compensation of all other appointed officers and agents, and employees of the Corporation, may be fixed, increased or decreased by the Board of Directors or a committee thereof, but until action is taken with respect thereto by the Board of Directors or a committee thereof, the same may be fixed,

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increased or decreased by the Chairman of the Board, the President, or by such other officer or officers to the extent any of them may be empowered by the Board of Directors or a committee thereof to do so.

Section 6. Delegation of Authority to Hire, Discharge. The Board of Directors, from time to time, may delegate to the Chairman of the Board, the President, or any other officer or executive employee of the Corporation, authority to hire, discharge, and fix and modify the duties, salary, or other compensation of employees of the Corporation under their jurisdiction; and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants, and other experts.

Section 7. The Chairman of the Board and the President. Unless the Board of Directors provides otherwise, the President shall be the chief executive officer of the Corporation; provided, the Board of Directors may name the Chairman of the Board as the chief executive officer of the Corporation, in which case the President shall be the chief operating officer of the Corporation. If the Chairman of the Board is designated as the chief executive officer, the Chairman of the Board will be authorized to do any act required by law to be done by the President of the Corporation after written notice of his or her designation as chief executive officer has been filed in writing with the Secretary of State of Missouri, as required by Mo.Rev.Stat. §351.360, as such section may be amended and/or restated from time to time.

Except as otherwise provided for in these Bylaws, the Chairman of the Board, or in his or her absence, the President, shall convene and preside over all meetings of the shareholders and of the Board of Directors. Whichever of them is serving as chief executive officer shall have general and active management of the business of the Corporation. Both the Chairman of the Board of Directors and the President shall carry into effect all directions and resolutions of the Board of Directors.

Either may execute all bonds, notes, debentures, mortgages and other contracts requiring a seal, under the seal of the Corporation, and may cause the seal to be affixed thereto, and all other instruments for and in the name of the Corporation, except that if, by law, such instruments are required to be executed only by the President, the President alone may execute them.

Either, when authorized to do so by the Board of Directors, may execute powers of attorney from, for, and in the name of the Corporation, to such proper person or persons as he or she may deem fit, in order that thereby the business of the Corporation may be furthered or action taken as may be deemed by the Chairman of the Board and/or the President necessary or advisable in furtherance of the interests of the Corporation.

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Either, except as may be otherwise directed by the Board of Directors, shall be authorized to attend meetings of shareholders or owners of other corporations or entities to represent this Corporation thereat and to vote or take action with respect to the shares or ownership interests of any such corporation or entity owned by this Corporation in such manner as the Chairman of the Board and/or the President shall deem to be for the interest of the Corporation or as may be directed by the Board of Directors.

The Chairman of the Board and, in his or her absence, the President, shall, unless the Board of Directors otherwise provides, be ex officio a member of all standing committees. Each of said officers shall have such general executive powers and duties of supervision and management as are usually vested in the office of a managing executive of a corporation, provided that if the Chairman of the Board is designated by the Board of Directors as the chief executive officer, the President shall report to the Chairman of the Board.

Each shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors, and the Board of Directors may from time to time divide the responsibilities, duties, and authority between them to such extent as it may deem advisable.

Section 8. The Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors (prior to the President so serving). The Vice Chairman of the Board shall have such other or further duties and authority as the Board of Directors may determine from time to time.

Section 9. Vice Presidents. The Vice Presidents, in the order of their seniority as determined by the Board of Directors, shall, in the absence, disability or inability to act of the Chairman of the Board and the President, perform the duties and exercise the powers of the Chairman of the Board and the President, and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 10. The Secretary and Assistant Secretaries. The Secretary shall attend all sessions of the Board of Directors and except as otherwise provided for in these Bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose. The Secretary shall perform like duties for the executive and other standing committees when requested by the Board of Directors or such committee to do so.

The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

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The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered office or at some office of the Corporation in Missouri, or elsewhere, are so maintained.

The Secretary shall keep in safe custody the seal of the Corporation, and when duly authorized to do so, shall affix the same to any instrument requiring it, and when so affixed, shall attest the same by his or her signature.

The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the President, under whose direct supervision the Secretary shall be.

The Secretary shall have the general duties, powers and responsibilities of a Secretary of a corporation.

The Assistant Secretaries, in the order of their seniority, in the absence, disability, or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 11. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall keep, or cause to be kept, all other books of account and accounting records of the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors and shall render to the chief executive officer of the Corporation and the directors, whenever they may require it, an account of all his transactions as Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

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The Treasurer shall have the general duties, powers and responsibility of a Treasurer of a corporation, and shall be the chief financial and accounting officer of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer office, and for the restoration to the Corporation, in the case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control which belong to the Corporation.

The Assistant Treasurers in the order of their seniority shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

Section 12. Bond. At the option of the Board of Directors, any officer may be required to give bond for the faithful performance of such officer’s duties.

Section 13. Checks and Other Instruments. All checks, drafts, notes, acceptances, bills of exchange and other negotiable and non-negotiable instruments and obligations for the payment of money, and all contracts, deeds, mortgages and all other papers and documents whatsoever, unless otherwise provided for by these Bylaws, shall be signed by such officer or officers or such other person or persons and in such manner as the Board of Directors from time to time shall designate. If no such designation is made, and unless and until the Board of Directors otherwise provides, the Chairman of the Board or the President and the Secretary, or the Chairman of the Board or the President and the Treasurer, shall have power to sign all such instruments for, and on behalf of and in the name of the Corporation, which are executed or made in the ordinary course of the Corporation’s business.

Section 14. Duties of Officers May be Delegated. If any officer of the Corporation shall be absent or unable to act, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the then sitting Board of Directors concurs therein.

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ARTICLE VI

Election of Directors of Subsidiary Banks

At all times prior to the Expiration Date, the following provisions shall apply regarding the election of directors of any bank 80 percent or more of the voting shares of which are owned (directly or indirectly) by the Corporation:

(a)	The Class A Directors, acting by majority vote among themselves, shall be entitled to cause the Corporation to vote 60 percent of the bank voting shares that the Corporation owns for the election of bank directors; and

(b)	The Class AA Directors, acting by majority vote among themselves, shall be entitled to cause the Corporation to vote 40 percent of the bank voting shares that the Corporation owns for the election of bank directors.

(c)	If cumulative voting applies regarding the election of directors of the bank, the votes to be cast by the Class A Directors and the Class AA Directors shall be coordinated and cumulated so as to best attempt to achieve the intention (i) that 60 percent of the bank directors be elected in accordance with the desires of the Class A Directors and (ii) that 40 percent of the bank directors be elected in accordance with the desires of the Class AA Directors.

After the Expiration Date, the foregoing provisions of this Article shall no longer be in effect.

ARTICLE VII

Shares

Section 1. Payment for Shares. The Corporation shall not issue shares except for (i) money paid, (ii) labor done or services actually received, or (iii) property actually received; provided, however, that shares may also be issued (iv) in consideration of the cancellation of valid bona fide antecedent debts, (v) as stock dividends, (vi) pursuant to stock splits, reverse stock splits, stock combinations, reclassifications of outstanding shares into shares of another class or classes, exchanges of outstanding shares for shares of another class or classes, or (vii) other bona fide changes respecting outstanding shares. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise shall be considered as payment of any part of any share or shares.

Section 2. Certificates for Shares. The shares of the Corporation shall be represented by certificates or, if authorized by the Board of Directors, may be issued without certificates. Authorization to issue shares in uncertificated form shall not affect outstanding shares already represented by a certificate until the certificate is surrendered to the Corporation. Unless otherwise determined by the Board of Directors, each shareholder, upon written request to the Secretary of the Corporation, shall be entitled to a certificate or certificates representing the number of shares held by such shareholder in the Corporation.

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Within a reasonable time after the issuance or transfer of uncertificated shares, if and as long as the same is required by law, the Corporation shall send to the registered owner thereof a written statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and the other information required by law to be set forth in or stated on certificates for stock.

The certificates for shares of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued, and such entries shall show the name and address of the person, corporation, partnership, limited liability company, joint venture, trust, or other entity to whom each certificate is issued. Each certificate shall have printed, typed, or written thereon the name of the person, corporation, partnership, limited liability company, joint venture, trust, or other entity to whom it is issued, and number of shares represented thereby and shall be signed by the Chairman of the Board or the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and sealed with the seal of the Corporation, which seal may be facsimile, engraved, or printed. If the Corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved, or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue.

Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate, other than pursuant to Section 3, until such existing certificate shall have been cancelled.

Section 3. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of the Corporation, upon due proof of the registered owner thereof or such person’s representative, by affidavit of such loss or otherwise, the Chairman of the Board or the President and Secretary may issue a duplicate certificate or replacement certificate or uncertificated shares in its place, upon the Corporation being fully indemnified therefor. Any such officer may request the posting of an indemnity bond in favor of the Corporation whenever and to the extent deemed appropriate as a precondition to the issuance of any duplicate or replacement certificate or any uncertificated replacement shares.

Section 4. Transfers of Shares, Transfer Agent, Registrar. All transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of a written direction of the registered holder of the shares, in person or by such holder’s attorney lawfully constituted in writing, and, if such

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shares are certificated, upon surrender of the certificate or certificates representing such shares duly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary (or other person appointed and empowered by the Board of Directors to do so) or of a transfer agent or clerk for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable; but until and unless the Board of Directors appoints some other person or entity as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation (or other person appointed and empowered by the Board of Directors) shall be the transfer agent or clerk of the Corporation, without the necessity of any formal action of the Board of Directors, and the Secretary or other person shall perform all of the duties thereof.

Section 5. Closing of Transfer Books, Record Date. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not more than seventy days preceding the date of any meeting of the shareholders, the date for payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, or entitled to receive payment of the dividends, or entitled to the allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to such notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting, the record date shall be the date that is twenty days previous to the meeting; except that if, prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and at any adjournment of the meeting. If the Board of Directors does not set a record date with respect to any dividend, allotment of rights, or exercise of rights in respect of the change, conversion, or exchange of shares, the record date for such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 6. Fractional Share Interests or Scrip. The Corporation may issue fractions of a share and it may issue a certificate for a fractional share, or by action of the Board of Directors, the Corporation may issue in lieu thereof scrip or other evidence of ownership which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or other evidence of ownership aggregating a full share. A certificate for a fractional share shall (but scrip or other evidence of ownership shall not, unless otherwise provided by resolution of the Board of Directors) entitle the holder to all of the rights of a shareholder, including without limitation the right to exercise any voting right, or to receive dividends thereon or to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause such scrip or evidence of ownership (other than a certificate for a fractional share) to be issued subject to the condition that it shall become void if not exchanged for share certificates before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or evidence of ownership, or subject to any other condition which the Board of Directors may deem advisable.

ARTICLE VIII

Indemnification

The Corporation shall indemnify each director, officer, employee, or agent to the extent provided for in the Articles of Incorporation of the Corporation and permitted under The General and Business Corporation Law of Missouri, each as amended from time to time. Notwithstanding the foregoing, in no event shall the Corporation make any indemnification that is impermissible under federal law or regulation, including, without limitation, 12 U.S.C. §1828 and 12 C.F.R. Part 359, as each may be amended and/or restated from time to time.

ARTICLE IX

General Provisions

Section 1. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:

The determination of what part of the consideration received for shares of the Corporation shall be capital;

Increasing capital;

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Transferring surplus to capital;

The consideration to be received by the Corporation for its shares; and

All similar or related matters;

provided that any concurrent action or consent by or of the Corporation and its shareholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

Section 2. Dividends. Ordinary dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation.

Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

Section 3. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall determine in the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

Section 4. Fiscal Year. The Board of Directors shall have the paramount power to fix, and from time to time, to change, the fiscal year of the Corporation. In the absence of action by the Board of Directors, however, the fiscal year of the Corporation shall be determined and signified by the filing of the Corporation’s first federal income tax return, and shall so continue until such time, if any, as the fiscal year shall be changed by the Board of Directors.

Section 5. Notices. Except as otherwise specifically provided herein with respect to notice to shareholders or otherwise, or as otherwise required by law, all notices required to be given by any provision of these Bylaws shall be in writing and shall be deemed to have been given: (i) when received if delivered in person; (ii) on the date of acknowledgment or confirmation of receipt if sent by e-mail, facsimile, or other Electronic Transmission; (iii) one day after delivery, properly addressed and fees prepaid, to a reputable courier for same day or overnight delivery; or (iv) two days after being deposited, properly addressed and postage prepaid, in the United States mail. The term “Electronic Transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient.

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Section 6. Amendments to the Bylaws. The Bylaws of the Corporation may be repealed, amended, altered, and/or restated from time to time in the manner specified in the Articles of Incorporation.

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CERTIFICATE

I, the undersigned Secretary of the Corporation, hereby certify that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of Royal Bancshares, Inc. on the 18th day of May, 2016.

Dated as of the 18th day of May, 2016.

/s/ Anthony F. Sansone, Sr.
Secretary of the Corporation

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